Exhibit 15.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form 20-F of Arras Minerals Corp. (the “Company”) of our report dated August 23, 2021 with respect to the financial statements of the Company as of April 30, 2021 and for the period from the Company’s inception on February 5, 2021 to April 30, 2021. We also consent to the reference to us under the heading “Statement by Experts” in this Registration Statement.

/s/ Smythe LLP

Smythe LLP, Chartered Professional Accountants

Vancouver, Canada

August 23, 2021